Filed pursuant to Rule 424(b)(5)
Registration No. 333-277565

PROSPECTUS SUPPLEMENT
(To prospectus dated March 28, 2024)

Up to $2,926,500 of Ordinary Shares

We have entered into a sales agreement, or the Sales Agreement, with A.G.P./Alliance Global Partners, or A.G.P. or the Sales Agent, dated as of June 11, 2026, relating to the sale of our ordinary shares, par value 0.2 New Israeli Shekels, or NIS, per share, or the ordinary shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares, having an aggregate offering price of up to $2,926,500 from time to time through or to A.G.P. as sales agent or principal.

Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or though the Nasdaq Capital Market or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3.0% of the gross sales price per ordinary share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the ordinary shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “EVGN.” On June 9, 2026, the last reported sale price of the ordinary shares on the Nasdaq Capital Market, or Nasdaq, was $0.597 per ordinary share.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (i.e., our public float) as of the date of this prospectus supplement, based on the closing price of our ordinary shares on the Nasdaq on April 15, 2026 ($0.85) and 10,328,878 ordinary shares held by non-affiliates, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $8,779,546. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, will be eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the ordinary shares.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is June 11, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-277565) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on March 28, 2024. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $200,000,000 of ordinary shares, warrants, rights or units. We sometimes refer to the ordinary shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the ordinary shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents, without charge by requesting it from us in writing or by telephone at the following address or telephone number: 13 Gad Feinstein Street, Park Rehovot, Rehovot 7638517, Israel. Attention: VP Legal Affairs & Company Secretary, telephone number: +972-8-9311-971.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. Neither we nor the Sales Agent are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
S - ii

We are not, and the Sales Agent is not, making an offer or sale of our ordinary shares in any jurisdiction where such offer or sale is not permitted.

None of we, the Sales Agent or any of our or their representatives are making any representation to you regarding the legality of an investment in our ordinary shares by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our ordinary shares.

As used herein, and unless the context suggests otherwise, the following terms have the following meanings:

•	“Evogene”, “our company”, “the Company”, “we”, “us” or “our” refer to Evogene Ltd. and its consolidated subsidiaries;
•	“SEC” refers to the United States Securities and Exchange Commission;
•	“TASE” refers to the Tel Aviv Stock Exchange; and
•	“2025 annual report” refers to our Annual Report on Form 20-F for the year ended December 31, 2025, which we filed with the SEC on March 26, 2026.

INDUSTRY AND MARKET DATA

This prospectus supplement includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus supplement, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

Unless otherwise indicated, we have translated NIS amounts into U.S. dollars at an exchange rate of NIS 3.165 to $1.00, the representative exchange rate reported by the Bank of Israel on March 31, 2026. All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States. Our financial statements were prepared in accordance with International Financial Reporting Standards (IFRS). We present our consolidated financial statements in U.S. dollars. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.
S - iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S–4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the 2025 annual report, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We design novel, highly potent, small molecules, optimized across multiple-parameters, for drug development and ag-chemicals, by utilizing ChemPass AI, our computational generative AI engine.

Products based on small molecules development in the life sciences industries entails the identification of successful candidates from among a large number of potential prospects.  A major barrier in small molecule discovery is the limited exploration of chemical space. Most candidates come from a narrow, well-charted domain, restricting diversity, limiting innovation and reducing the chances of breakthrough discoveries.

At the same time, commercialization requires the simultaneous optimization of multiple, often conflicting, parameters - such as potency, selectivity, safety and synthesizability. These challenges are interconnected and create a significant development bottleneck.

The computational tech-engine that we have developed, ChemPass AI, is intended to address this challenge by prioritizing promising candidates, generating entirely novel molecular candidates, with the objective of increasing probability of success and reducing time and cost.

During 2025, we commenced the implementation of a strategic shift, to focus our efforts on developing products only based on small molecules. This new strategy resulted in two important changes: (i) we have focused our activities only on ChemPass AI, and stopped investing and developing our other two prior tech-engines and (ii) we have deployed ChemPass AI across two principal industries – pharmaceutical and agricultural.

In addition, we have discontinued non-core activities, divested mis-aligned assets, resized our organization and established a business development team aligned with our refined strategy.

Following this strategic shift, we operate through three main organizational structure units:

(i) Computational unit - which develops and operates the core technological platform, ChemPass AI;

(ii) Pharmaceutical unit – which advances the development of novel small-molecule candidates with potential for commercial development; and

(iii) Agricultural unit - which focuses on ongoing development programs and collaborations with leading global agricultural-chemical companies through our subsidiary, Ag Plenus. For additional information about our business, you should refer to our reports under the Exchange Act, referenced under the heading “Incorporation of Certain Information by Reference.” Before making an investment decision, you should read this entire prospectus supplement, the accompanying prospectus, and our other filings with the SEC, including those filings incorporated herein and therein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Company Information

Our principal executive offices are located at 13 Gad Feinstein Street, Park Rehovot, Rehovot 7638517, Israel, and our telephone number in Israel is +972 (8) 931-1900. Our website address is http://www.evogene.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement. Our agent for service of process in the United States is Puglisi & Associates, whose address is 50 Library Avenue, Suite 204, Newark, Delaware 19711, United States.

Implications of Being a Foreign Private Issuer

We are a non-U.S. company with foreign private issuer status. As long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring ten percent beneficial owners to file public reports of their share ownership and trading activities, and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Foreign private issuers are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not a foreign private issuer.

THE OFFERING

Ordinary shares outstanding prior to this offering	12,104,457 ordinary shares as of June 3, 2026*.
Ordinary shares offered by us	Our ordinary shares having an aggregate offering price of up to $2,926,500 .
Ordinary shares outstanding after this offering
Up to 17,006,467 ordinary shares, assuming sales of 4,902,010 ordinary shares in this offering at an offering price of $0.597 per share, which was the last reported sale price of our ordinary shares on Nasdaq on June 9, 2026. The actual number of ordinary shares to be issued and outstanding will vary depending on how many ordinary shares we choose to sell and the prices at which such sales occur.

Manner of offering
“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds
We currently intend to use the net proceeds from this offering for research and development, working capital, investments in our subsidiaries, sales and marketing activities and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors
Investing in the ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the ordinary shares.

Trading Symbol	Our ordinary shares are traded on Nasdaq and TASE under the symbol “EVGN.”

*The number of ordinary shares outstanding as of June 3, 2026 excludes:

•
5,076,924 ordinary shares issuable upon the exercise of 5,076,924 outstanding ordinary warrants, consisting of 2,538,462 Series A-1 ordinary warrants to purchase up to 2,538,462 ordinary shares, or the Series A-1 warrants, and 2,538,462 Series B-1 ordinary warrants to purchase up to 2,538,462 ordinary shares, or the Series B-1 warrants, each of which is exercisable at an exercise price of $1.25 per underlying ordinary share;

•	880,975 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $6.02 per share;
•	2,701 ordinary shares issuable upon the settlement of outstanding restricted shares units, or RSUs, having no exercise price; and
•	568,083 ordinary shares reserved for future issuance under our equity incentive plans.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including in our 2025 annual report, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Note Regarding Forward-Looking Statements” below.

Risk Related to Our Financial Condition

We have limited cash resources and liquidity, and our auditors identified our going concern assessment as a critical audit matter, which may adversely affect our ability to raise capital under this prospectus supplement.

We have limited cash resources and limited liquidity, which may affect our ability to fund operations, satisfy our obligations and implement our business plan. In addition, in connection with the audit of our most recent audited financial statements, our independent registered public accounting firm identified the assessment of our ability to continue as a going concern as a critical audit matter. Although our audited financial statements did not include a going concern qualification or an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, the identification of this matter as a critical audit matter may nevertheless affect investor perceptions of our financial condition.

Because this prospectus supplement relates to an at the market, or ATM, offering of our ordinary shares, the amount of proceeds that we may raise, if any, will depend on a number of factors, including the market price of our ordinary shares, the trading volume of our ordinary shares, the extent to which we elect to sell shares under the ATM program and prevailing market conditions. Investor concerns regarding our cash resources, liquidity or financial condition, including in light of the critical audit matter described above, could reduce the market demand for our ordinary shares and impair our ability to raise capital through sales under the ATM program.

If we are unable to raise sufficient capital through this offering or from other sources, we may need to further reduce, delay or eliminate operating or strategic initiatives, seek additional financing on less favorable terms, or take other actions to address our liquidity needs. Any of these events could have a material adverse effect on our business, financial condition, results of operations and the market price of our ordinary shares. If we are unable to raise sufficient funds through this offering or other financing sources, substantial doubt may be raised about our ability to continue as a going concern.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, and the future expected cash flow from sales will be sufficient to fund our operating expenses and capital requirements for at least 12 months of operations from the date of this prospectus supplement, although there is no assurance that we will be able to raise the maximum amount, or any amount, of funds based on sales in this offering, and we may furthermore anyway need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

Risks Related to this Offering

Nasdaq may delist our ordinary shares, which could limit your ability to effect transactions in our shares and subject our shares to additional trading restrictions.

In order to remain listed on Nasdaq, we are required to meet the continued listing requirements of the Nasdaq Capital Market, including those regarding minimum share price. In particular, we are required to maintain a minimum bid price for our listed ordinary shares of $1.00 per share.

On March 30, 2026, we received a written notification from Nasdaq, which stated that because the closing bid price of our ordinary shares was below $1.00 per share for 30 consecutive business days, we were not in compliance with the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market required pursuant to Nasdaq Listing Rule 5550(a)(2).

The Nasdaq Stock Market Rules and the Nasdaq notification provide us with a period of 180 calendar days, or until September 28, 2026, to regain compliance with the minimum bid price requirement. We will regain compliance if at any time during this 180-day period, the closing bid price of our ordinary shares is at least $1.00 for a minimum period of ten consecutive business days, in which case Nasdaq will notify us in writing, and this matter will be closed. If we do not demonstrate compliance prior to the end of the 180-day period, the Nasdaq staff will notify us that our ordinary shares will be subject to delisting. However, we may then be eligible for additional time to regain compliance, consisting of a period of up to a further 180 calendar days, if we then meet the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement. To be eligible, we will also need to provide further written notice of our intention to cure the deficiency during the second compliance period.

In the event that our ordinary shares are delisted from Nasdaq due to our failure to continue to comply with the requirements for continued listing on Nasdaq, and are not eligible for listing on another national securities exchange, trading in our ordinary shares would be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ordinary shares, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national securities exchange, and we could suffer reputational damage and diminished investor, supplier, and employee confidence.

Finally, if the volatility in the broader capital markets increases, that could have an adverse effect on the market price of our ordinary shares, regardless of our operating performance.

Our management will have broad discretion over the use of the proceeds we receive from this offering and may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any, on our investment of these net proceeds.

We intend to use the net proceeds from this offering, if any, for research and development, working capital, investments in our subsidiaries, sales and marketing activities and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours. Our management will have significant flexibility in applying the net proceeds of this offering. The actual amounts and timing of expenditures will vary significantly depending on a number of factors, including the amount of cash used in our operations and our research and development efforts. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our strategy and adversely affect the market price of our ordinary shares.

The actual number of ordinary shares we will sell under the Sales Agreement with A.G.P., as well as the price at which we may sell such ordinary shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by A.G.P. after we deliver a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and the limits we set with A.G.P. In addition, the price at which ordinary shares are sold by A.G.P., from time to time, will be dependent on the market price of our ordinary shares and, as a result, purchasers of our ordinary shares that are sold under the Sales Agreement may purchase such ordinary shares at different prices and accordingly may experience different levels of dilution and different outcomes in their investment results.

The ordinary shares offered hereby will be sold in “at the market” offerings, and investors who buy the shares at different times will likely pay different prices.

Sales of ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in “at the market” offerings at prevailing market prices at the time of sale. Because these sales, if any, will occur from time to time over an extended period, the prices at which we sell ordinary shares may vary. As a result, investors who purchase ordinary shares in this offering at different times will likely pay different prices, and the prices paid for ordinary shares in this offering may be higher or lower than the prices paid by other investors. Investors may experience a decline in the value of their ordinary shares as a result of future sales of ordinary shares at prices lower than the prices they paid.

In addition, because we have discretion to determine the timing, prices, and amounts of ordinary shares sold in this offering, investors may not be able to predict the number of ordinary shares that will be sold, if any, or the prices at which such ordinary shares will be sold. The issuance and sale of ordinary shares under this offering will reduce the proportionate ownership and voting power of our existing shareholders and may dilute the net tangible book value and earnings per share of investors who purchase ordinary shares in this offering. If we sell a substantial number of ordinary shares pursuant to this offering, or if investors perceive that such sales could occur, the market price of our ordinary shares could decline significantly.

If you purchase ordinary shares in this offering, you may suffer immediate dilution of your investment.

The offering prices of our ordinary shares in this offering may be higher than the net tangible book value per share of our ordinary shares. Assuming that we sell ordinary shares for aggregate gross proceeds of up to $2,926,500 (before deducting any expenses of the offering) at an average price of $0.597 per share, which was the closing price of our ordinary shares on Nasdaq on June 9, 2026, you will experience immediate dilution of approximately $0.112 per share, representing the difference between our as adjusted net tangible book value per share of approximately $0.485 as of March 31, 2026, after giving effect to this offering, and the average price per ordinary share of $0.597 in this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

A substantial number of our ordinary shares will be sold in this offering and we may sell or issue additional ordinary shares in the future, which could cause the price of the ordinary shares to decline.

Assuming that an aggregate of 4,902,010 ordinary shares are sold at an average price of $0.597 per share (which was the last reported sale price of our ordinary shares on Nasdaq on June 9, 2026) during the term of the Sales Agreement with A.G.P., we may sell up to approximately 40% of the number of ordinary shares that were outstanding as of June 3, 2026. Those sales and any future issuances or sales of a substantial number of ordinary shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the ordinary shares. In the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the ordinary shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

The price of the ordinary shares may be volatile.

The market price of the ordinary shares has fluctuated in the past. Consequently, the current market price of the ordinary shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the ordinary shares.

We do not intend to pay dividends for the foreseeable future and you must rely on price appreciation of our ordinary shares for a return on your investment.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income. We cannot assure you that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	whether we or our subsidiaries are able to raise capital on commercially reasonable terms to sustain the financial condition of each respective entity;

•	the extent to which we continue to maintain our holdings in our subsidiary companies;

•	the extent to which our discoveries and product candidates will have the desired effect so as to reach the stage of commercialization and whether we can successfully commercialize them;

•	whether we and our collaborators are able to allocate the resources needed to develop commercial products from our discoveries and product candidates;

•
the length and degree of complexity of the process of our developing commercial products based on our discoveries and product candidates and the probability of our success, and the success of our collaborators, in developing such products;

•	whether we are able to efficiently produce and scale up the production of our products, whether ourselves or through third party contractors, to achieve our commercialization targets;

•	the degree of success of third parties whom we rely on to conduct certain activities, such as field-trials and pre-clinical studies;

•	whether we can mitigate risks associated with disruptions to our information technology and systems, including cybersecurity threats and reliance on cloud computing services;

•	whether we can maintain and expand our collaboration agreements in a consolidating industry with limited major players;

•	whether we and our subsidiaries are able to comply with applicable law and the associated regulatory requirements that currently apply or become applicable to each respective business;

•	the extent of the future growth of the agriculture, human health and industrial application industries in which we operate;

•	whether we can maintain our current business models;

•	the actual commercial value of our key product candidates;

•	whether we or our collaborators receive regulatory approvals for the product candidates developed by us or our collaborators;

•
whether milestones are met by us or by our collaborators with respect to our product candidates that generate revenues and whether products containing or based on our discoveries are commercialized and generate revenues or royalties;

•	whether we are able to recruit, retain and develop knowledgeable or specialized personnel to perform our research and development work;

•	the degree of our success at adapting to the continuous technological changes in our industries;

•	whether we can maintain our collaboration agreements with our current collaborators or enter into new collaboration agreements and expand our research and development to new fields;

•	whether we can improve our existing, or develop and launch new, computational technologies and screening and validation systems;

•	whether we can patent our discoveries and protect our trade secrets and proprietary know-how;

•	whether we can mitigate risks associated with potential product liability, environmental hazards, and regulatory compliance in handling toxic materials;

•	conditions in Israel, including Israel’s conflicts with Iran and its proxies in the region, as well as political and economic instability;

•
those factors referred to in the 2025 annual report in “Item 3. Key Information— D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as the rest of the 2025 annual report, which is incorporated by reference into this prospectus supplement; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We may sell ordinary shares having an aggregate sales price of up to $2,926,500 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering for research and development, working capital, investments in our subsidiaries, sales and marketing activities and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours

The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in accordance with our investment policy, as may be amended from time to time, which currently includes bank deposits carrying interest, corporate debt obligations with a minimum of BBB+ rating by global rating agencies and investments in United States Government Securities and Israeli Government Securities.

DIVIDEND POLICY

Since our inception, we have not declared or paid any cash or other form of dividends on our ordinary shares. We currently intend to retain any proceeds from the sale of securities under this prospectus supplement for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors. Even if our board of directors decides to distribute dividends, the form, frequency and amount of such dividends will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors our board of directors may deem relevant.

In addition, the distribution of dividends may be limited by the Israeli Companies Law, 5759-1999 which permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, whichever is higher, provided that there is no reasonable concern that payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. See “Description of Ordinary Shares— Dividend and Liquidation Rights” in the accompanying prospectus for additional information.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2026:

•	on an actual basis; and

•
on an as adjusted basis, giving effect to the sale in this offering of an aggregate of 4,902,010 ordinary shares at an assumed average price of $0.597 per ordinary share, the last reported sale price of the ordinary shares on Nasdaq on June 9, 2026, for aggregate gross proceeds of approximately $2,926,500, but after deducting sales agent fees and estimated aggregate offering expenses payable by us, as if such sale occurred on March 31, 2026.

The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of March 31, 2026
	Actual	As adjusted
	(unaudited)
	(U.S. Dollars, in thousands)

Cash and cash equivalents	$8,511	$11,281
Short-term bank deposits	$4,543	4,543
Total liabilities	$9,958	$9,958
Equity:
ordinary shares, par value NIS 0.20 per share:
ordinary shares authorized (actual): 30,000,000
ordinary shares issued and outstanding (actual): 10,412,764	$708
ordinary shares issued and outstanding (as adjusted): 15,314,774		$1,042
Share premium and other capital reserve	285,173	287,609
Accumulated deficit	(288,426)	(288,426)
Equity attributable to equity holders of the Company	(2,545)	225
Non-controlling interests	10,535	10,535
Total equity	$7,990	$10,760
Total capitalization and indebtedness	$17,948	$20,718

The above table is based on 10,412,764 ordinary shares outstanding as of March 31, 2026, and excludes, as of that date:

•
5,076,924 ordinary shares issuable upon the exercise of 5,076,924 outstanding ordinary warrants, consisting of 2,538,462 Series A-1 warrants and 2,538,462 Series B-1 warrants, each of which is exercisable at an exercise price equal to $1.25 per underlying ordinary share;

•
1,691,000 ordinary shares held in abeyance and issuable to an investor in connection with the induced exercise of 1,691,000 warrants that provide for a limitation on the beneficial ownership of our ordinary shares by that investor;

•	888,575 ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $5.98 per ordinary share;

•	3,394 ordinary shares issuable upon the vesting and settlement of outstanding RSUs; and

•	560,483 ordinary shares reserved for future issuance under our incentive plans.

DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our ordinary shares and the net tangible book value per share of our ordinary shares after this offering.

Our net tangible book value as of March 31, 2026 was $5,479 or $0.453 per ordinary share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our ordinary shares outstanding as of March 31, 2026. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by investors in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after this offering.

After giving effect to the sale of our ordinary shares in this offering, assuming an average offering price of $0.597 per share (which was the last reported sale price of our ordinary shares on Nasdaq on June 9, 2026), our as adjusted net tangible book value as of March 31, 2026, would have been $8,249, or $0.485 per ordinary share. This represents an immediate increase in net tangible book value of $0.03 per ordinary share to existing shareholders and an immediate dilution of $0.112 per ordinary share to new investors purchasing ordinary shares in the offering.

The following table illustrates this per share dilution:

Offering price per share (assuming and using the closing price of June 9, 2026)	$0.597

Net tangible book value per share as of March 31, 2026	$0.453

Increase in net tangible book value per share attributable to this offering	$0.03

As adjusted net tangible book value per share as of March 31, 2026 after this offering	$0.485

Dilution per share to new investors	$0.112

For purposes of this dilution calculation, the number of ordinary shares outstanding after this offering is based on 10,412,764 ordinary shares outstanding as of March 31, 2026, which excludes, unless indicated otherwise, as of that date:

•
5,076,924 ordinary shares issuable upon the exercise of 5,076,924 outstanding ordinary warrants, consisting of 2,538,462 Series A-1 warrants and 2,538,462 Series B-1 warrants, each of which is exercisable at an exercise price equal to $1.25 per underlying ordinary share;

•
1,691,000 ordinary shares held in abeyance and issuable to an investor in connection with the induced exercise of 1,691,000 warrants that provide for a limitation on the beneficial ownership of our ordinary shares by that investor;

•	888,575 ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $5.98 per ordinary share;

•	3,394 ordinary shares issuable upon the vesting and settlement of outstanding RSUs; and

•	560,483 ordinary shares reserved for future issuance under our incentive plans.

To the extent that any of those outstanding securities are exercised or vest (as applicable) and we issue additional shares under those warrants or under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The table above assumes, for illustrative purposes, that an aggregate of 4,902,010 of our ordinary shares are sold at a price of $0.597 per share, the last reported sale price of our ordinary shares on Nasdaq on June 9, 2026, for aggregate gross proceeds of $2,926,500. In fact, the shares subject to the Sales Agreement with A.G.P. will be sold, if at all, from time to time at prices that may vary. A $1.00 increase (decrease) in the assumed offering price of $0.597 per ordinary share would increase (decrease) our as adjusted net tangible book value after giving effect to this offering by $4.75 million, the as adjusted net tangible book value per ordinary share after giving effect to this offering by $0.28 per ordinary share, and the dilution in as adjusted net tangible book value per ordinary share to new investors in this offering by $0.72 per ordinary share, assuming no change to the number of ordinary shares offered by us as set forth this prospectus supplement, and after deducting sales agent commission, and estimated offering expenses. This information is supplied for illustrative purposes only.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Ordinary Shares” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell ordinary shares from time to time in an amount up to $2,926,500 through or to A.G.P., acting as sales agent or principal. Sales of our ordinary shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our Ordinary Shares or to or through a market maker, in negotiated transactions at market prices, and/or any other methods permitted by law.

Each time that we wish to issue and sell our ordinary shares under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount ordinary shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of ordinary shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq, to sell our ordinary shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of ordinary shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of ordinary shares will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our ordinary shares pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our ordinary shares on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $20,000, and up to an additional $1,500 per calendar quarter (not to exceed $7,500 on an annual basis) thereafter in connection with each Representation Date (as defined in the Sales Agreement). We will also reimburse A.G.P. up to $5,000 per each program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the shares pursuant to the sales agreement and/or amendment of the sales agreement).

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $50,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary shares.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of ordinary shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the ordinary shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our ordinary shares.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. In particular, in the past, A.G.P. served as our sole placement agent for concurrent private placement and registered direct offering transactions that we completed on August 26, 2024, or the August 2024 Offering, and as sole financial advisor in connection with the induced warrant exercise transaction that we completed on February 11, 2026, or the February 2026 Inducement. We raised total gross proceeds of $5.5 million from the August 2024 Offering and approximately $3.4 million of gross proceeds from the February 2026 Inducement. Pursuant to the letter agreement, dated August 23, 2024, to which we were party with A.G.P. with respect to each of the foregoing financings, we paid A.G. P. a cash fee equal to 7.0% of the gross proceeds received from the sale of the securities in those transactions (i.e., $385,000 for the August 2024 Offering and approximately $237,000 for the February 2026 Inducement).

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Listing

The ordinary shares are listed under the symbol “EVGN” on Nasdaq and the TASE.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the ordinary shares offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the ordinary shares offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the Sales Agent’s commissions, will be as follows:

SEC registration fee	$22,163.57	(1)
Legal fees and expenses	$35,000
Sales Agent’s reimbursable expenses	20,000
Accounting fees and expenses	$13,600
Miscellaneous	2,000
Total	$92,763.57

(1)	Previously paid with the filing of our registration statement on Form F-3 of which this prospectus supplement forms a part.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Thompson Hine LLP is acting as counsel to the Sales Agent.

EXPERTS

The consolidated financial statements of Evogene Ltd. as of December 31, 2025, incorporated in this prospectus supplement by reference from the Annual Report on Form 20-F for the year ended December 31, 2025, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report thereon, incorporated herein.

Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus supplement, which means that information included in those reports is considered part of this prospectus supplement. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below, which have been previously filed with, or furnished to, the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2025, filed on March 26, 2026;

•
our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on:

•          April 2, 2026;
•          May 18, 2026;
•          May 20, 2026 (solely the GAAP financial statements tables contained in the press release serving as Exhibit 99.1); and
•          June 11, 2026

•
the description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as supplemented by Exhibit 2.1 to the 2025 annual report, and including any further amendment or report filed for the purpose of updating such description.

We also incorporate by reference herein all subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of this offering, which shall be a part of this prospectus supplement from the date of filing of such documents.

We may also incorporate part or all of any Reports of Foreign Private Issuer on Form 6-K subsequently furnished by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of submission of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. You should direct any requests for documents to:

Evogene Ltd.
13 Gad Feinstein Street, Park Rehovot
Rehovot, 7638517, Israel
Attn: VP Legal Affairs & Company Secretary
Telephone number: +972-8-931-1971

The information relating to us contained in this prospectus supplement is not comprehensive and should be read together with the information contained in the prospectus and the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our principal shareholders are exempt from the reporting rules, and our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions, in each case contained in Section 16 of the Exchange Act, with respect to their purchases and sales of ordinary shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://www.evogene.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PROSPECTUS

$200,000,000 of Ordinary Shares, Warrants, Rights
and/or Units Offered

EVOGENE LTD.

We may offer, issue and sell from time to time, in one or more offerings, up to $200,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, rights and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, warrants, rights and units individually and collectively as “securities” in this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference, or deemed incorporated by reference into this prospectus before you invest in any of our securities.

We may, from time to time, offer and sell securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market, or Nasdaq, or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq and TASE under the symbol “EVGN.” On February 27, 2024, the closing price of our ordinary shares was $0.885 as reported on the Nasdaq.

On February 27, 2024, the aggregate market value of our ordinary shares held by non-affiliates was approximately $48,629,419, based on 49,784,418 ordinary shares outstanding and a per share price of $0.9768 based on the closing sale price of our ordinary shares on January 4, 2024. We have sold an aggregate of approximately $8,923,911 of securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 2 of this prospectus, and those included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and in the documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time, in one or more offerings up to a total dollar amount of $200,000,000, as described in this prospectus. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement or related free writing prospectuses, you should rely on the prospectus supplement and/or the related free writing prospectuses. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We will not take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

As used herein, and unless the context suggests otherwise, the terms “Evogene,” “we,” “us,” “our,” “our company” and “the Company” refer to Evogene Ltd. and its consolidated subsidiaries, consisting of Ag Plenus Ltd., or Ag Plenus, Biomica Ltd., or Biomica, Canonic Ltd., Casterra Ag Ltd., or Casterra, Evogene Inc., Lavie Bio Ltd. and their consolidated subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, references to “€” are to the Euro and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.02 per share. References to our “2022 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2022, which we filed with the SEC on March 30, 2023.

Unless otherwise indicated, we have translated NIS amounts into U.S. dollars at an exchange rate of NIS 3.824 to $1.00, the representative exchange rate reported by the Bank of Israel on September 30, 2023.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any of our securities, you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information- D. Risk Factors” in our 2022 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The discussion of risks includes or refers to forward-looking statements. You should also read the explanation of the qualifications and limitations on such forward-looking statements in the section entitled “Forward-Looking Statements” found elsewhere in this prospectus.

We received Israeli government grants for certain of our research and development activities as detailed below. The terms of those grants require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israeli Innovation Authority or to transfer outside of Israel the know-how itself. If we fail to comply with the requirements of Israeli Law in this regard, we may be required to pay penalties, and it may impair our ability to sell our technology outside of Israel.

Some of our research and development efforts were financed through grants that we received from the Israeli Innovation Authority of the Israeli Ministry of Economy and Industry, or the IIA. When know-how is developed using IIA grants, the Encouragement of Research, Development and Technological Innovation in Industry Law 5744-1984, or the Innovation Law, and the regulations thereunder, restrict our ability to transfer outside of Israel either the manufacture of products based on IIA funded know-how or the know-how itself. Such restrictions continue to apply to us even after financial obligations to the IIA are paid in full.

Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and elsewhere in the region, and Israel’s war against them, may adversely affect our operations and limit our ability to market our products, which would lead to a decrease in revenues.

Because most of our operations are conducted in Israel and a majority of the members of our board of directors and management as well as a majority of our employees and consultants, including employees of our service providers, are located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and southern border (with the Houthi movement in Yemen, as described below). It is possible that hostilities with Hezbollah in Lebanon will escalate and that other terrorist organizations, including Palestinian military organizations in the West Bank as well as other hostile countries, such as Iran, will join the hostilities. Such clashes may escalate in the future into a greater regional conflict.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s economic implications on our business and operations and on Israel’s economy in general. These events may be intertwined with wider macroeconomic indications of a deterioration of Israel’s economic standing that may involve a downgrade in Israel’s credit rating by rating agencies (such as the recent downgrade by Moody’s of its credit rating of Israel from A1 to A2, as well as the downgrade of its outlook rating from “stable” to “negative”), which may have a material adverse effect on us and our ability to effectively conduct our operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. As of February 27, 2024, two of our employees (out of 136 employees as of such date) have been called to service, both of which are part of the executive management of one of our subsidiaries. Additional employees may be called for service in the current or future wars or other armed conflicts in which Israel is or may become engaged and such persons may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which disruption may materially and adversely affect our business and results of operations. Additionally, the absence of employees of our Israeli suppliers and contract manufacturers due to their military service in the current or future wars or other armed conflicts may disrupt their operations, which in turn may materially and adversely affect our ability to deliver or provide products and services to customers.

The hostilities with Hamas, Hezbollah and other organizations and countries have included and may include terror, missile and drone attacks. In the event that our facilities are damaged as a result of hostile actions, or hostilities otherwise disrupt our ongoing operations, our ability to deliver or provide products and services in a timely manner to meet our contractual obligations towards customers and vendors could be materially and adversely affected. Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that such government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

In addition, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continue or increase. In addition, there have been increased efforts by countries, activists and organizations to cause companies and consumers to boycott Israeli goods and services. In addition, in January 2024 the International Court of Justice, or ICJ, issued an interim ruling in a case filed by the Republic of South Africa against Israel in December 2023, making allegations of genocide amid and in connection with the war in Gaza, and ordered Israel, among other things, to take measures to prevent genocidal acts, prevent and punish incitement to genocide and take steps to provide basic services and humanitarian aid to civilians in Gaza. There are concerns that companies and businesses will terminate, and may have already terminated, certain commercial relationships with Israeli companies following the ICJ decision. The foregoing efforts by countries, activists and organizations, particularly if they become more widespread, as well as the ICJ rulings and future rulings and orders of other tribunals against Israel (if handed), may materially and adversely impact our ability to sell and provide our products and services outside of Israel.

Furthermore, following Hamas’ attack on Israel and Israel’s security cabinet declaration of war against Hamas, the Houthi movement, which controls parts of Yemen, launched a number of attacks on marine vessels traversing the Red Sea, which marine vessels were thought to either be in route towards Israel or to be partly owned by Israeli businesses. The Red Sea is a vital maritime route for international trade traveling to or from Israel. As a result of such disruptions, we may experience in the future delays in supplier deliveries, extended lead times, and increased cost of freight, increased insurance costs, purchased materials and manufacturing labor costs. The risk of ongoing supply disruptions may further result in delayed deliveries of our products and may also have adverse impact on economic conditions in Israel.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022.Prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel, as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets and other changes in macroeconomic conditions. To date, these initiatives have been substantially put on hold. If such changes to Israel’s judicial system are again pursued by the government and approved by the parliament, this may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

Any inability to meet the Nasdaq listing requirements may have an adverse effect on our share price and lead to our delisting from Nasdaq.

We are required to meet the continued listing requirements of Nasdaq, including those regarding minimum share price. In particular, we are required to maintain a minimum bid price for our listed ordinary shares of $1.00 per share. On October 31, 2022, we received a written notification from Nasdaq, which stated that because the closing bid price of our ordinary shares for 31 consecutive business days was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance was 180 days, or until May 1, 2023.

On May 2, 2023, Nasdaq notified us that our transfer from the Nasdaq Global Market to the Nasdaq Capital Market was approved, and that we were eligible for an additional 180 calendar day period, or until October 30, 2023, to regain compliance with the bid price rules. Effective at the opening of business on May 4, 2023, our ordinary shares were transferred to the Nasdaq Capital Market. On July 17, 2023, we announced that Nasdaq confirmed that it regained compliance with Nasdaq Listing Rule 5550(a)(2) concerning the minimum bid price of our ordinary shares.

On September 18, 2023, we received another written notification from Nasdaq, which stated that because the closing bid price of our ordinary shares for 30 consecutive business days was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), hawse have a grace period of 180 days to regain compliance until March 18, 2024.

If we do not demonstrate compliance prior to the end of the 180-day period ending March 18, 2024, the Nasdaq staff may notify us that our ordinary shares will be subject to delisting. However, we may then be eligible for additional time of up to a further 180 calendar days to regain compliance if we meet the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement. To be eligible, we will also need to provide further written notice of our intention to cure the deficiency during the second compliance period. In such an event, we may implement a reverse split of our ordinary shares at such ratio as shall be determined by our board of directors. There are numerous factors and contingencies that could affect our price following a reverse split, including the status of the market for our ordinary shares at the time, our reported results of operations in future periods and general economic, market and industry conditions. Accordingly, the market price of our ordinary shares may not be sustainable at the direct arithmetic result of the reverse split. If the market price of our ordinary shares declines after the reverse split, our total market capitalization (the aggregate value of all of our outstanding ordinary shares at the then existing market price) after the reverse split will be lower than before the reverse split. In addition, the reverse split may result in some shareholders owning “odd lots” of less than 100 ordinary shares on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

If Nasdaq initiates delisting proceedings or delists our ordinary shares from trading on its exchange, we could face significant material adverse consequences including reduced liquidity with respect to our ordinary shares, limited amount of news and analyst coverage for our company, reputational damage, diminished investor, supplier and employee confidence and decreased ability to issue additional securities or obtain additional financing in the future.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our 2022 annual report, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

OUR COMPANY

Our Business

We are a leading computational biology company aiming to revolutionize life-science product development across several market segments, including human health, agriculture, and other industries, by utilizing cutting-edge computational technologies.

The main challenge in product development in the life science industry is finding the winning candidates out of a vast number of possible prospects that address a complex myriad of criteria to reach successful products. We believe that by utilizing an advanced computational biology platform to identify the most promising candidates addressing multiple development challenges toward successful life-science products, we can increase the probability of success while reducing time and cost.

To achieve this mission, we established our unique Computational Predictive Biology, or CPB, platform, leveraging big data and artificial intelligence and incorporating deep multidisciplinary understanding in life sciences. The CPB platform is the basis for three technology engines; each focused on the direction and acceleration of the discovery and development of products based on one of the following core components: Microbes - MicroBoost AI, Small molecules - ChemPass AI, Genetic elements - GeneRator AI. In 2023, we emphasized our research and development efforts on MicroBoost AI and ChemPass AI, and we plan to maintain this focus moving forward.

We use our technological engines to support the development of life science-based products through dedicated subsidiaries and with strategic partners. Currently, our main activities are directed through our subsidiaries, that utilize the technological engines to develop human microbiome-based therapeutics by Biomica, ag-chemicals by Ag Plenus, ag-biologicals by Lavie Bio and castor seeds for bio-based industrial applications by Casterra.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities by our Company under this prospectus will be used for research and development, working capital, investments in our subsidiaries, sales and marketing activities and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours. Pending these uses, we may invest the net proceeds from the sale of securities in accordance with our investment policies, as amended from time to time. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $200,000,000.

DESCRIPTION OF ORDINARY SHARES

General

The following are summaries of material provisions of our articles of association, or articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares, and do not purport to be complete.

As of February 26, 2024, our authorized share capital consists of NIS 3,000,000 divided into 150,000,000 ordinary shares, par value NIS 0.02 per share. As of February 26, 2024, 50,623,278 ordinary shares were issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-283872-3. Our purpose, as set forth in our articles, is to engage in any lawful business.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. Shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. Except as otherwise disclosed herein, an amendment to our articles to change the rights of our shareholders requires the prior approval of a simple majority of our shares represented and voting at a general meeting and, to the extent applicable, of the holders of a class of shares whose rights are being affected.

Share Ownership Restrictions

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles or the laws of the State of Israel, except that citizens of countries that are in a state of war with Israel may not be recognized as owners of ordinary shares.

Transfer of Shares

Fully paid ordinary shares are issued in registered form and may be freely transferred under our articles unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. Rather, under our articles, our directors, other than external directors (to the extent required to be elected), are elected at each annual general meeting of the shareholders, upon expiration of the term of office, by the holders of a simple majority of our ordinary shares present in person or by proxy at such meeting (excluding abstentions). As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting and voting thereon (excluding abstentions) have the power to elect any or all of our directors. Vacancies on our board of directors, resulting from a resignation or other termination of service by a then serving director, or an additional authorized seat on our board of directors, may be filled by a vote of a simple majority of the directors then in office.

Dividend and Liquidation Rights

Under Israeli law, we may declare and pay a dividend only if, upon the reasonable determination of our board of directors, the distribution will not prevent us from being able to meet the terms of our existing and contingent obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings and earnings legally available for distribution, as defined in the Companies Law, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares on a pro-rata basis. Dividend and liquidation rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under the Companies Law, we are required to convene an annual general meeting of our shareholders once every calendar year, not more than 15 months following the preceding annual general meeting. Our board of directors may convene a special general meeting of our shareholders and is required to do so at the request of two directors or one quarter of the members of our board of directors, or at the request of one or more holders of 5% or more of our share capital and 1% of our voting power, or the holder or holders of 5% or more of our voting power. All shareholder meetings require prior notice of at least 21 days and, in certain cases, 35 days. The chairperson of our board of directors or another one of our directors authorized by our board of directors presides over our general meetings. If either of such persons is not present within 15 minutes from the appointed time for the commencement of the meeting, the directors present at such meeting shall appoint one of our directors as the chairperson for such meeting, and if they fail to do so, then the shareholders present shall appoint one of our directors to act as chairperson, and if no director is present, then one of the shareholders present at such meeting shall act as chairperson. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, only shareholders of record on a date decided upon by the board of directors, which may be between four and 40 days prior to the date of the meeting (depending on the type of meeting and whether written proxies are being used) are entitled to participate and vote at a general meeting of shareholders.

Quorum

Under our articles, the quorum required for a meeting of shareholders consists of at least two shareholders present in person, by proxy or by written ballot, who hold or represent between them at least 25% of our voting power. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place (without requirement of additional notification to the shareholders), or to a later time, if indicated in the notice to the meeting or to such other time and place as determined by the board of directors in a notice to our shareholders. At the reconvened meeting, if a quorum is not present within half an hour from the appointed time for the commencement of the meeting, the meeting will take place so long as at least one shareholder is present (regardless of the voting power held or represented by any such shareholder(s)), unless the meeting was called pursuant to a request by our shareholders, in which case the quorum required is the number of shareholders required to call the meeting as described under “-Shareholder Meetings” above.

Resolutions

Under the Companies Law, unless otherwise provided in the articles or applicable law, all resolutions of the shareholders require a simple majority of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution (excluding abstentions).

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, including with respect to material shareholders, our articles, our financial statements and any document we are required by law to file publicly with the Israeli Companies Registrar or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Modification of Class Rights

The rights attached to any class of share (to the extent that we may have separate classes of shares in the future), such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of our shares represented at the meeting and the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares or a class of shares of an Israeli public company such as ours and who would, as a result, own more than 90% of the target company’s issued and outstanding share capital or of a certain class of its shares, is required by the Companies Law to make a full tender offer (as defined in the Companies Law) to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or class of shares. If either (i) the shareholders who do not accept the offer hold, in the aggregate, less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a shareholder that had its shares so transferred, whether or not it accepted the tender offer (unless otherwise provided in the offering memorandum for the tender offer), may, within six months from the date of acceptance of the tender offer, petition the court based on a claim that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. If both of the foregoing conditions (i) and (ii) are not satisfied, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the full tender offer. Shares purchased not in accordance with those provisions shall become “dormant shares” and shall not grant the purchaser any rights so long as they are held by the purchaser.

Special Tender Offer

Under the Companies Law, an acquisition pursuant to which a purchaser shall hold (i) a “controlling stake”, which is defined as 25% or more of the voting rights (assuming that no other shareholder holds a controlling stake), or (ii) more than 45% of the voting rights (assuming that no other shareholder owns more than 45% of the voting rights), of a public company such as ours may not be performed by way of market accumulation, but only by way of a special tender offer (as defined in the Companies Law) made to all of the company’s shareholders on a pro rata basis. A special tender offer may not be consummated unless a majority of the shareholders who have submitted their response to the offer have approved it. In counting the total votes of responding shareholders, shares held by the controlling shareholders, shareholders who have a conflict of interest with respect to the offer (referred to under the Companies Law as a “personal interest”), shareholders who own 25% or more of the voting rights in the company, relatives or representatives of any of the above, and the bidder, and corporations under their respective control, shall not be taken into account. A shareholder may object to such a tender offer without such objection being deemed as a waiver of his, her or its right to sell shares to the bidder if the offer is approved by a majority of the company’s shareholders despite the subject shareholder’s objection. Shares purchased by the bidder in violation of the foregoing rules shall become “dormant shares” and shall not grant the bidder any rights so long as they are held by the bidder. If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the initial tender offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements do not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange include provisions limiting the percentage of control which may be acquired or requiring that the acquisition of such percentage of control requires making a tender offer to the public. However, we believe that the Israeli Securities Authority’s current opinion is that such leniency does not apply with respect to companies such as ours whose shares are listed for trading on stock exchanges in the United States, including the Nasdaq.

Merger

The Companies Law requires that a merger transaction must be approved by (i) each party’s board of directors, and, unless certain requirements described under the Companies Law are met, (ii) a majority of each party’s shares (including, if relevant, a majority of each class of shares of each party) voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger requires approval by a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party. If the merger would have been approved if not for (a) the required separate approval of each class of shares of the merging party (if relevant), or (b) the exclusion of the votes of certain shareholders, as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of the merging party, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those accompanying our ordinary shares, including shares providing certain preferred rights, distributions or other rights, including preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, the holders of such class of shares, depending on the specific rights to which they may be entitled, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares would require the amendment of our articles, which requires the prior approval of the holders of a majority of our shares present and voting at a general meeting. However, the TASE rules and regulations prohibit a listed company from having more than one class of shares listed, and the TASE’s current position is that a listed company may not issue or list preferred shares. Therefore, assuming that the TASE’s current position does not change, as long as our ordinary shares are listed on the TASE, we will be prohibited from issuing preferred shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Israeli and U.S. federal income tax considerations;

●	the anti-dilution provisions of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights in such offering, as described in the applicable prospectus supplement. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or purchasers pursuant to which such underwriters or other purchasers will purchase any offered securities remaining unsubscribed for after such offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold in such offering, as described in the applicable prospectus supplement. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the date of determining the shareholders entitled to the rights distribution;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights and/or any combination of such securities. The applicable prospectus supplement will describe:

●
the terms of the units and of the ordinary shares, warrants and/or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

RESEARCH GRANTS

Our research and development efforts have been financed, in part, through grants from the Israel Innovation Authority, or IIA, Israel-U.S. Binational Industrial Research and Development, or BIRD, The Canada-Israel Industrial Research and Development Foundation, or CIIRDF, and the European Union, or EU. From our inception through 2022, we received grants totaling approximately $8.9 million (including accrued interest) from the IIA, and repaid approximately $3.5 million, in respect of refundable projects. We also received an additional approximately $4.9 million in respect of several non-refundable projects. In addition, we have received grants totaling approximately $1 million (linked to the U.S. Consumer Price Index) from BIRD and have repaid approximately $0.5 million, whereas the remaining approximately $0.4 million of grants from BIRD have been cancelled, as we decided to withdraw from the relevant project. We have received grants totaling approximately $1.1 million from the EU, which are not required to be repaid. As of December 31, 2022, we had two active research grants under which we have received funding from the IIA. On May 9, 2023, we announced that we were granted an EU Horizon grant of approximately €1.2 million to support the creation of oil-seed crops that have high carbon-dioxide assimilation and enhanced drought tolerance. The project, Crop4Clima, has an overall budget of approximately €2.5 million and is expected to be executed over 32 months. This grant follows the successful completion of the FutureAgriculture Consortium's proof-of-concept in 2021, which demonstrated the potential for increased agricultural productivity and environmental sustainability.

In January 2018, we announced participation in a three-year IIA-sponsored Phenomics Consortium to develop tools and systems for precision agriculture and innovative development of agriculture products. Except for us, the Phenomics Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop plant phenotyping technologies, including the generation of comprehensive agricultural ‘Big-Data’ and the development of artificial intelligence algorithms for real time analysis of phenotypic data. The grant for the consortium was originally approved for calendar year 2018 in an amount of approximately $5 million, of which approximately $1.4 million was granted to us. By the end of 2018, the grant was extended by an additional six months to a total period of 18 months until mid-2019, and the grant amount was updated to approximately $7.6 million total, of which approximately $2.5 million was granted to us. In June 2019, the IIA approved the continuation of the consortium following such 18-month period, until the end of 2020, which would complete a three-year workplan, and granted an additional amount of approximately $7.5 million, of which approximately $1.9 million was granted to us.

In June 2020, we announced participation in a three-year workplan, IIA-sponsored CRISPR-IL Consortium to develop an artificial intelligence (AI) based, end-to-end system for genome-editing to be used in multi-species including human, plant, and certain animal DNA, applicable to market segments in pharma, agriculture and aquaculture. In addition to Evogene, the CRISPR-IL Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop an artificial intelligence-based system, “Go-Genome”, providing users improved genome-editing workflows. The system aims to provide end-to-end solutions, from user interface to an accurate measurement tool. The total budget for the consortium was approved for the first 18 months in an amount of approximately $10.2 million, of which approximately $1.3 million was allocated to us, and for the additional 18 months was approved an amount of approximately $15.4 million, of which approximately $1.9 million was allocated to us.

Participation in the IIA-sponsored consortium programs as described above, does not obligate us to pay royalties to the IIA, however, the know-how developed in such consortium programs is subject to the provisions and restrictions under the Innovation Law, as further detailed below.

In March 2020 and March 2021, Lavie Bio obtained an IIA approval to receive a grant for its third and fourth year programs, respectively, for bio fungicides for mildew in fruit and vegetables. The total approved budgets for each of the third and fourth year programs were NIS 3.9 million (approximately $1.1 million for the third year and approximately $1.2 million for the fourth year). In addition, during October 2022, Lavie Bio obtained IIA approval to receive a grant for the development of bio fungicide against soil diseases, seed rot, root and stem rot. The total approved budget was approximately NIS 1.9 million (approximately $0.6 million).

In 2020, Ag Plenus obtained IIA approval to receive a grant for its first-year program for development of novel herbicides. The total approved budget was NIS 3.1 million (approximately $1.0 million).

We entered into agreements with certain of our subsidiaries in the framework of which they were granted permission to use our technology and related know how, which was funded by the IIA. Evogene remains responsible to the IIA for the obligations regarding such IIA funding.

Below is a description of our obligations in connection with the grants received from IIA under the Innovation Law:

•	Royalties to the IIA

Under the Innovation Law and the regulations thereunder, a recipient of IIA grants is required to return the grants by the payment of royalties of 3% to 6% on the revenues generated from the sale of products (and related services) developed (in whole or in part) under an IIA program up to the total amount of the grants received from the IIA and is linked to the U.S. dollar. Pursuant to the latest IIA regulations, grants received from the IIA before June 30, 2017, bear an annual interest rate that applied at the time of the approval of the applicable file and such interest will apply to all the funding received under that approval. Grants received from the IIA after June 30, 2017, bear an annual interest rate based on the 12-month London Interbank Offered Rate, or LIBOR, until December 31, 2023, and as of January 1, 2024, bear an annual interest rate based on the 12-month Secured Overnight Financing Rate, or the SOFR, or in an alternative publication by the Bank of Israel, with the addition of 0.71513%. Grants approved after January 1, 2024, shall bear the higher of 12 months SOFR interest, plus 1% or a fixed annual interest rate of 4%.

•	Local Manufacturing Obligation

The terms of the grants under the Innovation Law require that we manufacture the products developed with these grants in Israel (but do not restrict the sale of products that incorporate the know-how). Under the regulations promulgated under the Innovation Law, the products may be manufactured outside Israel by us or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not objected to by the IIA within 30 days of such notice).

•	Know-How Transfer Limitation

o
The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Innovation Law. The redemption fee is subject to a cap of six times the total amount of the IIA grants, plus interest accrued thereon (i.e. the total liability to the IIA, including accrued interest, multiplied by six). If we wish to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to us in connection with such transfer.

o
Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Innovation law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

•	Change of Control

Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to our shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	through agents to the public or investors;

•	to or through one or more underwriters on a firm commitment or agency basis;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including any public offering price, any securities exchange or market on which the ordinary shares may be listed, the purchase price and/or any public offering price, and the proceeds we will receive from the sale, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, including any options pursuant to which underwriters may purchase additional securities from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq, TASE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price, if any, and any discounts or concession allowed or reallowed or paid to dealers. The prospectus and prospectus supplement and free writing prospectuses, if any, will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement for the sale of ordinary shares with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Report of Foreign Private Issuer on Form 6-K, we will describe securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of ordinary shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for, us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our ordinary shares. We do not know at the current time whether the offered securities will be listed on the Nasdaq, the TASE and/or any other organized market.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with those arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in those outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years ended December 31, 2022, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 001-36187). These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our 2022 annual report, filed with the SEC on March 30, 2023;

•
The description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as amended by Exhibit 2.1 to our annual report for the year ended December 31, 2021; and

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 30, 2023; April 27, 2023 (relating solely to the press release dated April 27, 2023 and attached as Exhibit 99.1 thereto); May 3, 2023, May 4, 2023, May 9, 2023 (excluding the quotes in fifth, sixth and seventh paragraphs contained in Exhibit 99.1 therein), May 11, 2023, May 18, 2023 (relating solely to the GAAP financial statements tables contained in the press release attached as Exhibit 99.1 thereto);, June 21, 2023 (excluding the statement of Casterra’s Chief Executive Officer contained in Exhibit 99.1 therein); July 3, 2023 (excluding the statement of Casterra’s Chief Executive Officer contained in Exhibit 99.1 therein); July 17, 2023 (excluding the statements of Lavie Bio’s Chief Executive Officer and Corteva’s Chief Technology and Digital Officer contained in Exhibit 99.1 therein); July 17, 2023, July 17, 2023 (excluding Exhibit 99.1 thereto); August 17, 2023 (excluding the statements of Evogene’s President and CEO and Evogene’s CFO contained in Exhibit 99.1 therein), September 13, 2023; September 21, 2023; November 15, 2023 (excluding the statements of Evogene’s President and CEO contained in Exhibit 99.1 therein); December 19, 2023 (excluding Exhibit 99.1 thereto); January 17, 2024 (excluding the statement of Biomica’s CEO contained in Exhibit 99.1 therein); February 21, 2024 (excluding Exhibit 99.1 thereto); and February 22, 2024 (excluding the statement of the incoming CEO of Ag Plenus and of the CEO of Evogene in Exhibit 99.1 thereto).

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

•	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

•
any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 13 Gad Feinstein Street, Park Rehovot, Rehovot, 7638517, Attn: VP Legal Affairs & Company Secretary, telephone number: +972-8-9311-971. Copies of these filings and submissions may also be accessed at our website, https://www.evogene.com/. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon certain of our directors and officers and the Israeli experts named in this prospectus whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws based on the reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgments does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of any offering, or any purchase or sale of securities in connection with any offering, under this prospectus.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debt or to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index, plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$22,163.57
Trustees’ and transfer agents’ fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and, accordingly, cannot be estimated at this time.

Up to $2,926,500 of Ordinary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

June 11, 2026